Contact:

Carole Casto

Executive Director – Corporate Communications

(317) 610-2480

April 30, 2013

For Immediate Release

Cummins reports results for the first quarter of 2013, maintains full year guidance for revenues and EBIT

  First quarter revenues of $3.9 billion and EBIT 11.1 percent of sales

  Continues to expect full year revenues to be flat to down 5 percent

  Maintains full year EBIT guidance to be in the range 13 to 14 percent of sales

COLUMBUS, IN – Cummins Inc. (NYSE: CMI) today reported results for the first quarter of 2013.

First quarter revenues of $3.9 billion decreased 12 percent from the first quarter of 2012.  Revenues in North America declined by 15 percent and international revenues declined by 10 percent as the Company experienced weaker demand in most major geographies and end markets.

Earnings before interest and taxes (EBIT) were $437 million or 11.1 percent of sales, compared to $658 million or 14.7 percent of sales a year ago.

Net income attributable to Cummins in the first quarter was $282 million ($1.49 per diluted share), compared to $455 million ($2.38 per diluted share) in the first quarter of 2012.

The most significant decline in demand occurred within the Engine Business, with total unit volumes down 18 percent year-over-year. Shipments of high horsepower engines declined by 24 percent due to weakness in mining, oil and gas and power generation markets.

“As anticipated, we experienced weak demand in the first quarter in many of our major markets,” said Chairman and CEO Tom Linebarger.  “While uncertainty remains in a number of markets, we expect that the first quarter will mark the low point of the year for Company revenues.  We expect moderately improving order trends in on-highway and construction markets in North America to be the most significant drivers of improvement in revenues going forward.  We continue to make investments in our distribution system and in new products as we remain focused on future profitable growth.”

Based on the current forecast, the Company expects full year revenues to be flat to down 5% and EBIT to be in the range of 13 to 14 percent of sales.

Recent highlights include:

  Cummins was named to the Ethisphere Institute’s list of the World’s Most Ethical Companies for a sixth consecutive year.

  Moody’s Investors Service agency announced that it has raised the unsecured rating of Cummins to A3.

  FORTUNE magazine named Cummins one of America’s Most Admired Companies.

  Cummins announced that the next-generation QSB4.5 engine will meet Tier 4 Final near-zero emissions standards with increased horsepower and a higher peak torque.

  Cummins Westport announced that it has received certification for its ISX12 G (natural gas) engine from the U.S. Environmental Protection Agency.

  Cummins launched the QSM12, a 12L heavy-duty engine for off-highway applications that meets US Tier 4 Final and EU stage IV near-zero emissions regulations.

  Industrial manufacturer Eaton and Cummins unveiled a new powertrain package for the North American heavy-duty truck market that is expected to deliver a fuel economy improvement of three to six percent.

  The first L9.3 engine rolled off the production line at Guangxi Cummins Engine Company Limited in Liuzhou, southern China, a joint venture between Cummins and LiuGong Machinery.

First quarter detail (all comparisons to same period in 2012)

Engine Segment

  Sales – $2.3 billion, down 19 percent
  Segment EBIT – $195 million, or 8.5 percent of sales, compared to $381 million or 13.3 percent of sales
  Lower demand in North American heavy duty truck, oil and gas, and bus markets and global mining were the most significant drivers of the lower revenues
  Demand increased modestly in North America, Latin America and Korea for engines for agricultural applications

Components

  Sales - $1.0 billion, a decrease of 7 percent
  Segment EBIT - $119 million, or 11.7 percent of sales, compared to $143 million or 13.0 percent of sales
  Lower revenues primarily related to lower on-highway demand in North America

Power Generation

  Sales – $746 million, down 4 percent
  Segment EBIT – $51 million, or 6.8 percent of sales, compared to $76 million or 9.7 percent of sales
  Lower demand in Europe, Brazil and China offsetting stronger revenues in North America, India and Africa

Distribution

  Sales – $778 million, down 11% excluding acquisitions
  Segment EBIT – $95 million, or 12.2 percent of sales, compared to $94 million or 12.1 percent of sales
  Reduction in revenues due to weaker demand in the construction market in Europe, the oil and gas market in North America and a reduction in orders for power generation in Asia Pacific and the Middle East

About Cummins

Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service diesel and natural gas engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins currently employs approximately 46,000 people worldwide and serves customers in approximately 190 countries and territories through a network of approximately 600 company-owned and independent distributor locations and approximately 6,500 dealer locations. Cummins earned $1.65 billion on sales of $17.3 billion in 2012. Press releases can be found on the Web at www.cummins.com. Follow Cummins on Twitter at @Cummins and on YouTube at CumminsInc.

Forward-looking disclosure statement

Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, guidance, preliminary results, expectations, hopes, beliefs and intentions on strategies regarding the future.  These forward looking statements include, without limitation, statements relating to our plans and expectations for our revenues for the full year of 2013.  Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: the adoption and implementation of global emission standards; the price and availability of energy; the pace of infrastructure development; increasing global competition among our customers; general economic, business and financing conditions; governmental action; changes in our customers’ business strategies; competitor pricing activity; expense volatility; labor relations; and other risks detailed from time to time in our Securities and Exchange Commission filings, including particularly in the Risk Factors section of our 2011 Annual Report on Form 10-K.  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://www.cummins.com in the Investor Relations section of our website.

Presentation of Non-GAAP Financial Information
EBIT is a non-GAAP measure used in this release, and is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBIT is a measure used internally to assess the performance of the operating units.

Webcast information
Cummins management will host a teleconference to discuss these results today at 10 a.m. EST. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at  www.cummins.com . Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.